EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the quarterly report of MedBook World Inc. (the "Company") on Form 10-Q for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth Beam, Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 8, 2016	By:	/s/ Kenneth Beam
Kenneth Beam
Chief Financial Officer